EXHIBIT 10.4

CONFIRMING AGREEMENT TO THE

SERVICES AGREEMENT BETWEEN

SOBR SAFE, INC. AND TRADIGITAL MARKETING GROUP

This CONFIRMING AGREEMENT to Services Agreement (this “Confirming Agreement”) is made and entered into as of May 16, 2022, by and between SOBR Safe, Inc., a Delaware corporation (the “Company”), and TraDigital Marketing Group, LLC, a Delaware limited liability company (“TraDigital”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Services Agreement (as defined below).

Recitals

WHEREAS, Company and TraDigital are parties to that certain Services Agreement dated January 18, 2022 (the “Services Agreement”), relating to TraDigital providing digital investor awareness;

WHEREAS, the Company desires to confirm that certain portions of Section 1 and Section 2(f) of the Services Agreement  are unclear or ambiguous, namely that (i) the Term under Section 1 was to extend for seven (7) months after the Company uplisted to Nasdaq; (ii) the term “post reverse shares” referenced in Section 2(f) of the Services Agreement refers to a proposed reverse split of the Company’s Common Stock planned to occur in anticipation of an uplist of the Company’s Common Stock from the OTC to NASDAQ; (iii) the 175,000 shares of Common Stock referenced in Section 2(f) are to be adjusted such that, immediately after the proposed  reverse split, if ever, the total number of shares of Common Stock to be delivered to Consultant  will have the same aggregate value projected  as on January 18, 2022, namely $475,000 indexed by the closing price of the stock on the day of uplist, if an uplist should occur; (iii) the shares of Common Stock to be delivered to Consultant under the Services Agreement were fully earned by Consultant as of the date of the Services Agreement (namely, January 18, 2022); and (iv) the shares of Common Stock to be delivered to Consultant are to be delivered following the proposed reverse split and up list, if an uplist should occur.

WHEREAS, due to the terms of the Company’s underwritten public offering, TraDigital agrees that Section 5 (Registration Rights) and Section 6 (Anti-Dilution) of the Services Agreement are deleted and unenforceable.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Services Agreement hereby desire to confirm the following clarifications with respect to the Services Agreement as follows:

1.  Confirmation of Clarifications.  The Company desires to confirm that certain portions of Section 1 and Section 2(f) of the Services Agreement are unclear or ambiguous, namely that (i) the Term under Section 1 was to extend for seven (7) months after the Company uplisted to Nasdaq; (ii) the term “post reverse shares” referenced in Section 2(f) of the Services Agreement refers to a proposed reverse split of the Company’s Common Stock planned to occur in anticipation of an uplist of the Company’s Common Stock from the OTC to NASDAQ; (iii) the 175,000 shares of Common Stock referenced in Section 2(f) are to be adjusted such that, immediately after the proposed  reverse split, if ever, the total number of shares of Common Stock to be delivered to Consultant  will have the same aggregate value projected  as on January 18, 2022, namely $475,000 indexed by the closing price of the stock on the day of uplist, if an uplist should occur; (iii) the shares of Common Stock to be delivered to Consultant under the Services Agreement were fully earned by Consultant as of the date of the Services Agreement (namely, January 18, 2022); and (iv) the shares of Common Stock to be delivered to Consultant are to be delivered following the proposed reverse split and up list, if an uplist should occur.

2.  Deletion of Sections.  Due to the terms of the Company’s underwritten public offering, TraDigital agrees that Section 5 (Registration Rights) and Section 6 (Anti-Dilution) of the Services Agreement are deleted and unenforceable.

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3.  Scope.  The foregoing confirmations relate only to the specific matters expressly covered herein.

4.  Counterparts.  This Confirming Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  A signed copy of this Clarification Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Clarification Agreement.  No party shall raise the use of facsimile, e-mail or other means of electronic transmission or similar format to deliver a signature page as a defense to the formation of a contract and each such party forever waives any such defense.

5.  Applicable Law.  This Clarification Agreement shall be construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Services Agreement as of the date first written above.

Company	Consultant

SOBR Safe, Inc.	TraDigital Marketing Group, LLC

By: ___________________________________________	By: _______________________________________

Name: David Gandini	Name: Sarah Davis
Title: CEO	Title: Managing Member

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